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                                                                    EXHIBIT 16.1

                         [GRANT THORNTON LETTERHEAD]


January 5, 2000





Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

RE: OTG Software, Inc.

Ladies and Gentlemen:

We have read the company statements included under the heading, "Change of Auditors" in the Form S-1 dated September 23, 1999 and we agree with the statements contained therein.

Very truly yours,

GRANT THORNTON LLP

/s/ GRANT THORNTON LLP